Exhibit 99.1

B2Digital Announces Sold-Out HRMMA 115 in Kentucky Set New Company Record for PPV Ticket Sales

TAMPA, FL, October 20, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital, Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to announce that Saturday’s HRMMA 115 was another tremendous success for the B2 Fighting Series this Fall.

Featuring a combination of top amateur and pro MMA fights, the event at Sloan Convention Center in Bowling Green, Kentucky, was sold-out for limited in-person seating and set a new Company record for pay-per-view ticket sales.

In the amateur headliner, HRMMA Champ, Erick Hastings, successfully defended his amateur heavyweight title, winning in exciting TKO fashion over previously undefeated Saigh Mullins in an action-packed four round affair. The co-main event featured a stunning knockout win by Jimmy Sandlin over Gavin Agnew. The night’s crowning fight saw the HRMMA Pro Heavyweight titleholder, Harry Hunsucker, prove yet again that he’s the man to beat as he locked in an impressive first-round submission win over challenger Jordan Mitchell.

“We successfully brought exciting MMA action back to the Bluegrass state for the first time in over seven months, and we did it in style with a spectacular pulse-pounding night of premier mixed martial arts,” commented Greg P. Bell, Chairman & CEO of B2Digital. “We also set a new record for digital participation, which continues to underscore the success of our B2InstaStore marketing and sales strategy as well as the simple fact that fans are charged up and excited to see more live MMA action.”

B2Digital is headed next to Elizabethtown, Kentucky, for HRMMA 116 on November 6.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com